SEC Filing


Exhibit 2


American CryptoFed DAO LLC

Ducat Economic Zone Plan
Discussion with Municipalities, Merchants, Banks, and
Crypto Exchanges


September 15, 2021

Discussion with Municipalities, Merchants,
Banks, and Crypto Exchanges

Ducat Economic Zone Plan

      1.	Incentives to consumers: Except a valid 75%
majority of Locke token votes, under no circumstances, should the rewards for Ducat purchases paid by CryptoFed be less than 5.5% of the purchase amount in Ducat, provided that the total amount of net rewards per month is capped at 5,000 Ducat per wallet. Ideally the reward rate should be maintained at 12%.

      2.	Incentives to businesses: Businesses in both
private and public sectors accepting Ducat will receive minimum 1% and maximum 4% of the purchase amount in Ducat, in addition to the rewards paid to consumers above.

      3.	Under no circumstances, shall transaction fees be
charged for accepting Ducat as payment for goods and services.

4.	The annual interest rate for holding Ducat paid by
CryptoFed shall range from 3%
to 5%.

      5.	Early adopter municipalities accepting Ducat as
payment for their services will permanently receive an additional 0.5% Ducat paid by CryptoFed for every taxable purchase transaction within their jurisdictions.

      6.	Participating municipalities and/or businesses
with $5 million USD assets will be granted restricted and untradeable Locke governance tokens, free of charge. All granted Locke tokens can only be sold on participating crypto exchanges at a price higher than $0.10 US dollars per token after CryptoFed's Form S-1 filing is declared effective by the SEC.

      7.	All banks and compliant crypto exchanges are
eligible to become CryptoFed Blockchain block producers by issuing CryptoFed co-branded wallets to their customers. CryptoFed Blockchain block producers will be paid 0.50 Ducat by CryptoFed for every purchase transaction made in Ducat via their co-branded CryptoFed wallets, plus an additional amount equal to 10% of the total interest paid by CryptoFed to Ducat holders for Ducat held in their co- branded CryptoFed wallets.

      8.	To mitigate participants' risks, the Ducat
Economic Zone will not be launched until the market price of Locke tokens reaches $0.10 US dollars per token daily for a consecutive one-month period, which enables CryptoFed to have sufficient Locke value to stabilize Ducat at its Target Equilibrium Exchange Rate.

      9.	The American CryptoFed Constitution is Exhibit 1
of CryptoFed's Form 10 and S-1 filing with the SEC and is ready for public comment.

10.	For general information please visit:
https://www.americancryptofed.org/